UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2011
Date of Report (Date of earliest event reported)

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On August 31, 2011, Thomas M. Klaritch, Executive Vice President — Medical Office Properties of HCP, Inc. (the “Company”), entered into a Rule 10b5-1 sales plan for the period between September 30, 2011 and January 31, 2013.  Under the sales plan, as long as the Company’s common stock meets certain threshold prices at designated times, Mr. Klaritch could effect a cashless exercise of up to an aggregate of 64,540 employee stock options.

The aforementioned Rule 10b5-1 sales plan is intended to satisfy the Company’s insider trading policy and the requirements of Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended.  Rule 10b5-1 permits an individual who is not in possession of material non-public information, at the time the Rule 10b5-1 sales plan is adopted, to establish a pre-arranged plan to exercise stock options and buy or sell specified amounts of company stock.  Using such sales plans, among other objectives, individuals may gradually diversify their investment portfolios over an extended period.

Transactions for Mr. Klaritch under his Rule 10b5-1 sales plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.  Except as may be required by law, the Company does not undertake any obligation to report any modifications or terminations of any such sales plan, nor report any Rule 10b5-1 sales plans that may be adopted by other officers or employees of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCP, INC.
(Registrant)

By:	/s/ Timothy M. Schoen
Timothy M. Schoen,
Executive Vice President - Chief Financial Officer

Dated:    September 7, 2011